UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2005 (April 11, 2005)

Panavison Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12391	13-3593063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6219 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 316-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2005, the Compensation Committee of the Board of Directors of Panavision Inc., a Delaware corporation (the “Company”), approved EBITDA (as defined in the Company’s Amended and Restated Credit Agreement and subject to certain adjustments) (“EBITDA”) as the financial performance objective for fiscal 2005 bonuses awarded to the participants in the Panavision 2003 Executive Incentive Compensation Plan (the “Plan”), including the Company’s executive officers. If target levels of fiscal 2005 EBITDA are achieved, Robert L. Beitcher, President and Chief Executive Officer of the Company, and Bobby G. Jenkins, Executive Vice President and Chief Financial Officer of the Company, will receive bonuses of 75% and 55%, respectively, of their base salary.

In addition, at the April 11, 2005 meeting, the Compensation Committee awarded a cash bonus pursuant to the Plan of approximately $10,000 to Mr. Jenkins for fiscal 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAVISION INC.

Date:	April 15, 2005	By:	/s/ Bobby G. Jenkins

Name:	Bobby G. Jenkins
Title:	Executive Vice President and Chief Financial Officer